The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
File No. 333-167503

Subject to completion, dated June 14, 2010

Preliminary prospectus supplement

To prospectus dated June 14, 2010

9,000,000 shares

Class A common stock

All of the shares of Polo Ralph Lauren Corporation’s Class A common stock in the offering are being sold by Mr. Ralph Lauren. We will not receive any of the proceeds from the sale of the shares of our Class A common stock being sold by the selling stockholder.

We have agreed to purchase an additional 1,000,000 shares of Class A common stock from Mr. Lauren under our common stock repurchase program at the same price at which shares are sold to the public in this offering.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RL.” On June 11, 2010, the closing price of our Class A common stock on the New York Stock Exchange was $83.45 per share.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds to selling stockholder, before expenses	$	$

The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to 1,350,000 additional shares of Class A common stock on the same terms and conditions set forth above.

Investing in our Class A common stock involves a high degree of risk. See “Risk factors” beginning on page 2 of the accompanying prospectus and beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended April 3, 2010, which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares will be made to investors on or about                     , 2010.

Joint book-running managers

J.P. Morgan	Goldman, Sachs & Co.

Co-managers

Deutsche Bank Securities	UBS Investment Bank

                    , 2010

Prospectus supplement

About this prospectus supplement	S-i
Summary	S-1
Underwriting	S-4
Legal matters	S-11
Experts	S-11
Where you can find more information	S-11
Incorporation by reference of certain documents	S-12

Prospectus

About this Prospectus	i
Special Note Regarding Forward-Looking Statements	ii
Polo Ralph Lauren Corporation	1
Risk Factors	2
Use of Proceeds	3
Selling Stockholder	3
Plan of Distribution	4
Legal Matters	5
Experts	5
Where You Can Find More Information	5
Incorporation by Reference of Certain Documents	6

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which the selling stockholder is offering and selling our Class A common stock. The second part is the accompanying prospectus dated June 14, 2010, which contains and incorporates by reference important business and financial information about us and other information about the offering.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our Class A common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and

S-i

accompanying prospectus. The incorporated documents are described under “Incorporation by Reference of Certain Documents.”

Unless the context otherwise indicates, references in this prospectus to “Polo,” “ourselves,” “we,” “our,” “us” and the “Company” refer to Polo Ralph Lauren Corporation and its subsidiaries.

Our principal offices are located at 650 Madison Avenue, New York, New York 10022, and our telephone number is (212) 318-7000. We maintain a web site at “www.ralphlauren.com.” Information presented on our web site does not constitute part of this prospectus supplement.

S-ii

Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before investing in our Class A common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in the Class A common stock discussed under “Risk Factors.”

Polo Ralph Lauren Corporation

Polo Ralph Lauren Corporation, founded in 1967 by Ralph Lauren, is a global leader in the design, marketing and distribution of premium lifestyle products, including men’s, women’s and children’s apparel, accessories, fragrances and home furnishings. We believe that our global reach, breadth of product and multi-channel distribution is unique among luxury and apparel companies. We operate in three distinct but integrated segments: Wholesale, Retail and Licensing.

Our distinctive brand image has been consistently developed across an expanding number of products, price tiers and markets. Our brands, which include apparel, accessories and fragrance collections for men and women as well as childrenswear and home furnishings, comprise one of the world’s most widely recognized families of consumer brands. Reflecting a distinctive American perspective, we have been an innovator in aspirational lifestyle branding and believe that, under the direction of internationally renowned designer Ralph Lauren, we have had a considerable influence on the way people dress and the way that fashion is advertised throughout the world. We combine consumer insight with our design, marketing and imaging skills to offer, along with our licensing alliances, broad lifestyle product collections with a unified vision:

•	Apparel—Products include extensive collections of men’s, women’s and children’s clothing;

•	Accessories—Products encompass a broad range, including footwear, eyewear, watches, jewelry, hats, belts and leathergoods, including handbags and luggage;

•	Home—Coordinated products for the home include bedding and bath products, furniture, fabric and wallpaper, paint, tabletop and giftware; and

•	Fragrance—Fragrance products are sold under our Romance, Polo, Lauren, Safari, Ralph and Black Label brands, among others.

Our global reach is one of the broadest in the apparel industry, with Ralph Lauren-branded merchandise available at approximately 9,000 different retail locations worldwide. In addition to our wholesale distribution, we sell directly to customers throughout the world via 350 full-price and factory retail stores, 281 concessions-based shop-within-shops and our e-commerce websites, RalphLauren.com and Rugby.com.

The offering

Class A common stock offered by the selling stockholder

9,000,000 shares of Class A common stock, or 10,350,000 shares if the underwriters’ option to purchase additional shares is exercised in full, all of which are issuable upon the conversion of shares of Class B common stock.

We have agreed to purchase an additional 1,000,000 shares of Class A common stock from the selling stockholder under our common stock repurchase program at the same price at which shares are sold to the public in this offering.

Common stock to be outstanding after this offering and our concurrent repurchase of shares from the selling stockholder, assuming the underwriters’ over-allotment option is
exercised in full:	Class A common stock	65,935,111
	Class B common stock	30,530,021
	Total	96,465,132

After this offering, the Lauren family and related entities will continue to beneficially own 2,410,759 shares of Class A common stock and 30,530,021 shares of Class B common stock, which will represent 85.2% of the voting power of the outstanding common stock.

Use of proceeds	All of the shares of Class A common stock offered by the selling stockholder pursuant to this prospectus supplement will be sold by the selling stockholder for his own account. We will not receive any of the proceeds from such sale.

Risk factors	For a discussion of factors you should consider before buying shares of Class A common stock, see “Risk Factors” beginning on page 2 of the accompanying prospectus and beginning on page 21 of our Annual Report on Form 10-K for the fiscal year ended April 3, 2010, which is incorporated by reference herein.

Voting rights	The holders of Class A common stock generally have rights identical to holders of Class B common stock, except that holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock generally will vote together as a single class on all matters presented to stockholders for their vote or approval except for the election and the removal of directors, where each class votes separately for its own directors, and as otherwise required by applicable Delaware law.

New York Stock Exchange symbol	RL

The number of shares of Class A common stock to be outstanding immediately after this offering and our concurrent repurchase of shares from the selling stockholder is based upon our shares outstanding as of May 29, 2010.

Underwriting

The selling stockholder is offering the shares of Class A common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as joint book-running managers of the offering and as representatives of the underwriters. We and the selling stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities Inc.

Goldman, Sachs & Co.

Deutsche Bank Securities Inc.

UBS Securities LLC

Total

The underwriters are committed to purchase all the Class A common stock offered by the selling stockholder if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $              per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,350,000 additional shares of Class A common stock from the selling stockholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to the selling stockholder per share of Class A common stock. The underwriting fee is $              per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over- allotment exercise	With full over- allotment exercise

Per share	$	$
Total	$	$

We estimate that the total expenses of this offering to be paid by the Company, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or Class B common stock or any securities convertible into or exercisable or exchangeable for Class A common stock or Class B common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or Class B common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A common stock or Class B common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement, other than the Class A common stock offered hereby and any shares of Class A common stock or Class B common stock issued upon the exercise of options granted under the stock-based compensation plans of the Company and its subsidiaries; provided, however, that the foregoing agreement shall not limit our ability to (A) issue shares of Class A common stock or Class B common stock, warrants or securities convertible into Class A common stock or Class B common stock as consideration for acquisitions of assets or stock of a third party, provided that the recipients of all such shares of Class A common stock or Class B common stock, warrants or convertible securities agree with us (which agreement may not be amended without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co.) to be subject to the foregoing lock-up agreement with respect to such shares of Class A common stock or Class B common stock, warrants or convertible securities; or (B) issue shares of Class A common stock or Class B common stock upon the exercise of any warrants or convertible securities issued pursuant to the preceding clause (A) provided that such shares of Class A common stock or Class B common stock will be subject to the foregoing lock-up to the same extent, if any, as the warrants or convertible securities pursuant to which such shares of Class A common stock or Class B common stock were issued; and provided further that the aggregate number of shares of Class A common stock or Class B common stock issued pursuant to the preceding clause (A) and clause (B) together shall not exceed 5% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the date of this prospectus supplement (after giving effect to the sale of Class A common stock being offered hereby and the concurrent repurchase of 1,000,000 shares of our Class A common stock by us from the selling stockholder).

Our directors and executive officers, including the selling stockholder, and certain of our significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or Class B common stock or any securities convertible into or exercisable or exchangeable for Class A common stock or Class B common stock (including without limitation, Class A common stock or Class B common stock which may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or Class B common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or Class B common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Class A common stock or Class B common stock or any security convertible into or exercisable or exchangeable for Class A common stock or Class B common stock, in each case other than

(A)	the Class A common stock offered hereby,

(B)	transfers of shares of Class A common stock or Class B common stock as a bona fide gift or gifts,

(C)	distributions of shares of Class A common stock or Class B common stock to members or stockholders of such persons or entities,

(D)	transfers or sales of Class A common stock or Class B common stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by such person or entity prior to the date of such lock-up agreement, and

(E)	certain other specified transfers which, in aggregate for all directors and executive officers, does not exceed 121,470 shares of Class A common stock;

provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee or distributee shall execute and deliver to the representatives a lock-up agreement in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

We and the selling stockholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Our Class A common stock is listed on the New York Stock Exchange under the symbol “RL.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances which do not require the publication by the us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State, and the expression “EU Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates currently provide and have provided in the past to us and our affiliates, including the selling stockholder, and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Affiliates of J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and UBS Securities LLC, are lenders under our credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass upon the validity of the Class A common stock offered by this prospectus supplement. Davis Polk  & Wardwell LLP will pass upon legal matters related to this offering for the underwriters.

Experts

The financial statements incorporated in the prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 have been audited by Ernst & Young LLP, an independent registered public accounting firm, with regard to the fiscal years ended April 3, 2010 and March 28, 2009, as stated in their report dated June 2, 2010, and Deloitte & Touche LLP, an independent registered public accounting firm, with regard to the fiscal year ended March 29, 2008, as stated in their report dated May 28, 2008 (June 2, 2010 as to the effect of the noncontrolling interests as discussed in Note 4), incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://investor.ralphlauren.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the sale of the Class A common stock offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and our Class A common stock, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement in any jurisdiction where such offer or sale is not permitted. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus supplement by reference or in our affairs since the date of this prospectus supplement.

Incorporation by reference of certain documents

This prospectus supplement incorporates documents by reference that are not presented in or delivered with this prospectus supplement. This is known as “incorporation by reference.” The following documents, which have been filed by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K) are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended April 3, 2010 (filed on June 2, 2010);

•	our Current Reports on Form 8-K (filed on October 1, 2009 and October 19, 2009);

•

those portions of our Definitive Proxy Statement on Schedule 14A (filed on July 2, 2009) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 29, 2009 (filed on May 27, 2009); and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (filed on June 5, 1997).

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until all of the securities offered under this prospectus supplement are sold (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K (unless expressly stated otherwise in such Current Report on Form 8-K)) are also incorporated by reference in this prospectus supplement.

You should rely only on the information contained in this document or that information to which we have referred you. We have not authorized anyone to provide you with any additional information.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus supplement are not themselves specifically incorporated by reference in this prospectus supplement, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Polo Ralph Lauren Corporation

650 Madison Avenue

New York, New York 10022

Attention: Investor Relations

Telephone: 212-813-7862

10,350,000 Shares

Class A Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 10,350,000 shares of Class A common stock of Polo Ralph Lauren Corporation by Mr. Ralph Lauren. See “Selling Stockholder.”

We will not receive any proceeds from the sale of any shares of our Class A common stock offered by the selling stockholder. The selling stockholder from time to time may offer and sell the shares through public or private transactions, directly or through agents or broker-dealers, on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution.”

The Class A common stock is listed on the New York Stock Exchange under the symbol “RL.” The last reported sale price of the Class A common stock on June 11, 2010 was $83.45 per share.

See “Risk Factors” beginning on page 2 of this prospectus and beginning on page 21 of our Annual Report on Form 10-K for the year ended April 3, 2010, which is incorporated by reference in this prospectus, to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the SEC using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholder may, from time to time, sell or otherwise dispose of up to 10,350,000 shares of our Class A common stock.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our Class A common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

Unless the context otherwise indicates, references in this prospectus to “Polo,” “ourselves,” “we,” “our,” “us” and the “Company” refer to Polo Ralph Lauren Corporation and its subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in, or incorporated by reference into, this prospectus, in future filings by us with the SEC, in our press releases and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “is or remains optimistic,” “currently envisions” and similar words or phrases and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements include statements regarding, among other items:

•	our anticipated growth strategies;

•	our plans to continue to expand internationally;

•	the impact of the economic recession on the ability of our customers, suppliers and vendors to access sources of liquidity;

•	the impact of the significant downturn in the global economy on consumer purchases of premium lifestyle products that we offer for sale;

•	our plans to open new retail stores;

•	our ability to make certain strategic acquisitions of certain selected licenses held by our licensees;

•	our intention to introduce new products or enter into new alliances;

•	anticipated effective tax rates in future years;

•	future expenditures for capital projects;

•	our ability to continue to pay dividends and repurchase Class A common stock;

•	our ability to continue to maintain our brand image and reputation;

•	our ability to continue to initiate cost cutting efforts and improve profitability; and

•	our efforts to improve the efficiency of our distribution system.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations can be found in this prospectus and the documents incorporated by reference in this prospectus under the heading “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

POLO RALPH LAUREN CORPORATION

Polo Ralph Lauren Corporation, founded in 1967 by Ralph Lauren, is a global leader in the design, marketing and distribution of premium lifestyle products, including men’s, women’s and children’s apparel, accessories, fragrances and home furnishings. We believe that our global reach, breadth of product and multi-channel distribution is unique among luxury and apparel companies. We operate in three distinct but integrated segments: Wholesale, Retail and Licensing.

Our distinctive brand image has been consistently developed across an expanding number of products, price tiers and markets. Our brands, which include apparel, accessories and fragrance collections for men and women as well as childrenswear and home furnishings, comprise one of the world’s most widely recognized families of consumer brands. Reflecting a distinctive American perspective, we have been an innovator in aspirational lifestyle branding and believe that, under the direction of internationally renowned designer Ralph Lauren, we have had a considerable influence on the way people dress and the way that fashion is advertised throughout the world. We combine consumer insight with our design, marketing and imaging skills to offer, along with our licensing alliances, broad lifestyle product collections with a unified vision:

•	Apparel — Products include extensive collections of men’s, women’s and children’s clothing;

•	Accessories — Products encompass a broad range, including footwear, eyewear, watches, jewelry, hats, belts and leathergoods, including handbags and luggage;

•	Home — Coordinated products for the home include bedding and bath products, furniture, fabric and wallpaper, paint, tabletop and giftware; and

•	Fragrance — Fragrance products are sold under our Romance, Polo, Lauren, Safari, Ralph and Black Label brands, among others.

Our global reach is one of the broadest in the apparel industry, with Ralph Lauren-branded merchandise available at approximately 9,000 different retail locations worldwide. In addition to our wholesale distribution, we sell directly to customers throughout the world via 350 full-price and factory retail stores, 281 concessions-based shop-within-shops and our e-commerce websites, RalphLauren.com and Rugby.com.

RISK FACTORS

An investment in our Class A common stock involves risks. Before deciding whether to purchase our Class A common stock, you should consider the risks discussed below or elsewhere in this prospectus, and those set forth in our Annual Report on Form 10-K for the year ended April 3, 2010 that we have incorporated by reference in this prospectus. While we believe that these risks are the most important for you to consider, you should read this section in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operations included in our periodic reports and incorporated into this prospectus by reference.

Shares eligible for future sale may have a potential adverse effect on our stock price.

Upon completion of this offering, we expect that 31,530,021 shares of Class B common stock will be beneficially owned by Ralph Lauren and his family. These shares are convertible at any time into shares of Class A common stock. To the extent a stockholder is and remains one of our affiliates, any shares of Class A common stock, including any shares issued upon conversion of the Class B common stock, will be available for public sale only if the shares are registered under the Securities Act or sold in compliance with the limitations of Rule 144 under the Securities Act. In addition, the holders of our Class B common stock are entitled to registration rights with respect to the shares of Class A common stock issuable upon conversion of their shares of Class B common stock.

We are not able to predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Class A common stock in the public market, or the perception that these sales may occur, may adversely affect prevailing market prices.

Control by members of the Lauren family and the anti-takeover effect of multiple classes of stock could discourage attempts to acquire us.

Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Without giving effect to the sale of any shares offered hereby, members of the Lauren family beneficially own all 41,880,021 shares of our outstanding Class B common stock, representing 88.5% of the voting power of our common stock and the right to elect eight of our eleven directors. Accordingly, members of the Lauren family will, until they in the aggregate sell substantially all of their Class B common stock, be able to elect a majority of our directors and, if they vote in the same manner, determine the disposition of practically all matters submitted to a vote of our stockholders, including mergers, going private transactions and other extraordinary corporate transactions and their terms. Members of the Lauren family will, until they sell substantially all of their Class B common stock, have the ability, by virtue of their stock ownership, to prevent or cause a change in control of us. In addition, various provisions of our amended and restated certificate of incorporation and material agreements may be deemed to have the effect of discouraging a third party from pursuing a non-negotiated takeover of us and preventing changes in control of us. Furthermore, our 1997 Long-Term Stock Incentive Plan provides for accelerated vesting of stock options upon a “change in control” of us.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for his own account. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDER

The table below sets forth information regarding the selling stockholder in this offering. We are party to a registration rights agreement with the selling stockholder, and are filing this registration statement in response to a demand registration request under that agreement made by the selling stockholder.

The following table sets forth certain information as of June 9, 2010 as to the number of shares of common stock beneficially owned and the percentage of outstanding shares held by the selling stockholder.

	Prior to Offering					After Offering
Selling Stockholder	Class A Shares Owned (1)	Percentage of Total Outstanding Class A Shares (2)	Class B Shares Owned (3)	Percentage of Total Outstanding Class B Shares (2)	Class A Shares Offered (4)	Class A Shares Owned (1)	Percentage of Total Outstanding Class A Shares (2)	Class B Shares Owned (3)	Percentage of Total Outstanding Class B Shares (2)	Total Combined Voting Power
Ralph Lauren	2,410,759	4.3%	39,837,594	95.1%	10,350,000	2,410,759	3.6%	29,487,594	93.5%	80.1%

(1)	Includes 1,245,836 vested options exercisable as of June 9, 2010 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 99,999 shares of Class A Common Stock and 75,221 unvested restricted stock units that entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock. Does not include 102,339 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until his separation of service from the Company or if earlier, upon a change of control).
(2)	The percentage of shares owned prior to and after the offering is based on 54,585,111 shares of Class A common stock and 41,880,021 shares of Class B common stock outstanding as of May 29, 2010.
(3)	Includes (i) 4,741,830 shares held by certain grantor retained annuity trusts established by Mr. Lauren of which Mr. Lauren and Roger N. Farah are the trustees, (ii) 1,531,607 shares held by certain grantor retained annuity trusts established by Ricky Lauren, Mr. Lauren’s wife, of which Ms. Lauren and Mr. Farah are the trustees, and (iii) 8,792,342 shares of Class B Common Stock held by Lauren Family, L.L.C., a limited liability company of which Mr. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. Lauren. The managers of Lauren Family, L.L.C. are Mr. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers. This amount excludes (i) 200,000 shares of Class B Common Stock held by a successor trust for the benefit of Mr. Lauren’s issues of which Mr. Lauren is not a trustee; and (ii) 1,026,289 shares of Class B Common Stock held by successor trusts for the benefit of Mr. Lauren’s issues and for various trusts of which Mr. Lauren is a grantor. Mr. Lauren is not a trustee of the successor trusts and Mr. Farah is one of the trustees of two of these successor trusts. This amount also excludes 1,549,623 shares of Class B Common Stock held by successor trusts for the benefit of Ms. Lauren’s issues and for various trusts of which Ms. Lauren is a grantor. Ms. Lauren is not a trustee of the successor trust and Mr. Farah is one of the trustees of this successor trust.
(4)	Consists of shares of Class A common stock received upon conversion of shares of Class B common stock.

PLAN OF DISTRIBUTION

The selling stockholder may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in the applicable prospectus supplement the particular terms of the offering of our Class A common stock, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds the selling stockholder will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information we believe to be material.

If the selling stockholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our Class A common stock covered by this prospectus for their own account. The underwriters may resell the shares of our Class A common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The selling stockholder may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus through agents designated by the selling stockholder. Any agent involved in the offer or sale or other disposition of the shares of our Class A common stock for which this prospectus and the applicable prospectus supplement is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement.

The selling stockholder may also sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus directly to purchasers. In this case, no underwriters, dealers or agents would be involved.

The selling stockholder may from time to time enter into hedging transactions with third parties, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of Class A common stock covered by this prospectus short pursuant to this prospectus and deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also engage in derivatives transactions relating to the shares of Class A common stock and may sell or deliver shares in connection with those transactions subject to applicable law.

Under the securities laws of some states, the shares of Class A common stock covered by this prospectus may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass on the validity of the Class A common stock offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report dated June 2, 2010, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated May 28, 2008 (June 2, 2010 as to the effect of the noncontrolling interests as discussed in Note 4), relating to the consolidated financial statements of Polo Ralph Lauren Corporation and subsidiaries, for the year ended March 29, 2008, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of ASC 740-10 (formerly referred to as Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), effective April 1, 2007, and an explanatory paragraph relating to the Company’s retrospective adjustment of the presentation and disclosures for a change in accounting for noncontrolling interests, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://investor.ralphlauren.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the sale of the Class A common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and our Class A common stock, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus incorporates documents by reference that are not presented in or delivered with this prospectus. This is known as “incorporation by reference.” The following documents, which have been filed by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended April 3, 2010 (filed on June 2, 2010);

•	our Current Reports on Form 8-K (filed on October 1, 2009 and October 19, 2009);

•

those portions of our Definitive Proxy Statement on Schedule 14A (filed on July 2, 2009) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 29, 2009 (filed on May 27, 2009); and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (filed on June 5, 1997).

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered under this prospectus are sold (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K (unless expressly stated otherwise in such Current Report on Form 8-K)) are also incorporated by reference in this prospectus.

You should rely only on the information contained in this document or that information to which we have referred you. We have not authorized anyone to provide you with any additional information.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Polo Ralph Lauren Corporation

625 Madison Avenue

New York, New York 10022

Attention: Investor Relations

Telephone: 212-813-7862

9,000,000 shares

Class A common stock

Prospectus supplement

Joint book-running managers

J.P. Morgan	Goldman, Sachs & Co.

Co-managers

Deutsche Bank Securities	UBS Investment Bank

                    , 2010